UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SOUTHWESTERN ENERGY COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐

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(The following letters are scheduled to be sent on May 12, 2006 to the shareholders of Southwestern Energy Company.)

2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4757

May 12, 2006

Dear Shareholder:

At the 2006 Annual Meeting on May 25, 2006, you will vote on two matters very important to the future growth of Southwestern Energy Company – Proposal 3 for approval of the reincorporation of Southwestern Energy Company in Delaware and Proposal 4 for an increase in the authorized shares of common stock from 220,000,000 to 540,000,000.  These Proposals require approval of more than 50% of the total number of outstanding shares and we need your vote.

The Board of Directors unanimously approved, and strongly recommends that you vote “FOR,” Proposals 3 and 4 for the following reasons:

•

Improved Corporate Governance – Delaware is a leader in adopting, construing and implementing comprehensive and flexible corporate laws, which will be essential for our Company in maintaining appropriate principles of corporate governance to guide our legal and business decisions.

•

Recruitment of Directors and Officers – Incorporation in Delaware will improve our ability in the future to recruit new directors and officers;

•

Flexibility for Finance and Capital-Related Matters – The increase in the authorized shares of common stock from 220,000,000 to 540,000,000 will provide needed flexibility with respect to finance and capital-related matters such as stock splits; and

•

Increased Certainty in Executing Our Business Strategy – As detailed in the accompanying letter of our General Counsel, Mark K. Boling, due to Arkansas constitutional restrictions on the incurrence of “bonded indebtedness,” continued incorporation in the State of Arkansas will create unnecessary challenges as we seek to implement our business strategy and create value for our shareholders.

We appreciate your continued confidence and support and we urge you to vote “FOR” Proposals 3 and 4 as soon as possible if you have not yet voted.  If you have already voted against either of those proposals, we ask that you consider the reasons set forth above and in the accompanying letter.  If you wish to vote or to change your vote, the fastest way to do so is to use the telephone or internet and instructions are on the proxy card enclosed with this letter.

Thank you for taking the time to vote your shares.

Sincerely,

Harold M. Korell,

Chairman and Chief Executive Officer

2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4757

May 12, 2006

Dear Shareholder:

The approval of the reincorporation in Delaware is very important for the future growth of Southwestern Energy Company.  As we stated in our proxy statement, we initially considered the possibility of reincorporating in the third quarter of 2005 in connection with an evaluation of alternatives for streamlining our overall corporate structure and businesses arising from the tremendous growth experienced by the Company following the announcement of our emerging Fayetteville Shale Play.  As part of this evaluation, management focused on the challenges it expected to face in executing its business strategy and identified continued incorporation in the State of Arkansas as a particular concern due to Article 12, Section 8 of the Arkansas Constitution.  Article 12, Section 8 of the Arkansas Constitution provides that the “bonded indebtedness” of a corporation shall not be increased without the consent of the persons holding the larger amount in value of stock, which consent must be obtained at a meeting where notice of such meeting has been provided not less than 60 days in advance of such meeting.

Aside from the timing issues presented by the consent requirements under this constitutional provision, the term “bonded indebtedness” is simply not defined in the Arkansas Constitution or in other laws of the State of Arkansas.  The Company has relied on reasoned advice from outside counsel with respect to the interpretation of the term in order to manage its corporate finance matters, expending additional efforts and incurring additional costs for what are ordinary course matters in other jurisdictions like Delaware.  Our business plans anticipate that we will incur significant amounts of debt in order to continue to fund the capital expenditures that will grow our Company without diluting our existing shareholders.  We believe these anticipated expenditures have been factored into the approximately 400% increase in the valuation of our stock since August 2004, when we announced our Fayetteville Shale Play.

In 2005, our capital expenditures exceeded our cash flow by approximately $160 million and the excess was funded by the proceeds from our equity offering in September 2005.  Our planned expenditures in 2006 are expected to exceed our cash flow by approximately $400 million in 2006 and will require that we incur indebtedness.  It is not in the best interests of our shareholders for our directors and officers to continue to be exposed to risks arising from uncertainty of the Arkansas constitutional provisions regarding “bonded indebtedness” and the economic factors relating to this issue substantially outweigh the negative governance changes Institutional Shareholder Services (“ISS”) has identified.  Therefore, management strongly recommends that you vote “FOR” Proposal 3 for approval of the reincorporation of Southwestern Energy Company in Delaware and Proposal 4 for an increase in the authorized shares of common stock from 220,000,000 to 540,000,000.

Proposals 3 and 4, to approve the reincorporation of the Company in the State of Delaware and increase the authorized common shares, require approval of more than 50% of the total number of outstanding shares.  We urge all shareholders who have not yet done so to vote as soon as possible.

If you have not yet voted or if you wish to change your vote, you may vote by (1) telephone, (2) the internet, (3) completing, signing, dating and returning the enclosed proxy card before the Annual Meeting or (4) by attending the meeting and voting in person.  The fastest way to vote is to use the telephone or internet.  Instructions on how to vote your shares over the telephone or internet are on the proxy card and enclosed with this letter.

If you have any questions or if you need assistance voting, please call Morrow & Company, our proxy solicitor, at 1-800-607-0088.

Thank you for taking the time to vote your shares.

Sincerely,

Mark K. Boling,

Executive Vice President, General Counsel

& Corporate Secretary

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[B A R C O D E]	MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
	[BARCODE]	C 1234567890 J N T [BARCODE]

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the election of nominees and FOR proposals 2, 3 and 4.

A	Election of Directors
1.	The election of six (6) directors to serve until the 2007 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

	For	Withhold		For	Withhold		For	Withhold

1 - Lewis E. Epley, Jr.	☐	☐	2 - Robert L. Howard	☐	☐	3 - Harold M. Korell	☐	☐

4 - Vello A. Kuuskraa	☐	☐	5 - Kenneth R. Mourton	☐	☐	6 - Charles E. Scharlau	☐	☐

☐	For, with exercise of cumulative voting privilege. Indicate number of votes cast for each nominee.

B	Proposals

		For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006;	☐	☐	☐

3.	The approval of the reincorporation of the Company in the State of Delaware;	☐	☐	☐

4.	The approval of an increase in the number of authorized shares of common stock from 220,000,000 shares to 540,000,000 shares; and	☐	☐	☐

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

C	Comments

Mark the box to the right with an X if you have made any comments below.	☐

D	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Note: Please sign exactly as names appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

1 U P X	C O Y	+

Proxy

SOUTHWESTERN ENERGY COMPANY

2350 N. SAM HOUSTON PARKWAY EAST, SUITE 300

HOUSTON, TEXAS 77032

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of Substitution, and hereby authorizes them to represent and to vote, as designed on the reverse side, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 24, 2006, at the Annual Meeting of Shareholders to be held on May 25, 2006, or any adjournment or adjournments thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.

Dear Shareholder,

Shareholders of Southwestern Energy Company can take advantage of several services available through our transfer agent, Computershare Trust Company, N.A. These services include:

DirectService Investment Program

Shareholders may purchase or sell Southwestern Energy Company stock directly through the Program rather than dealing with a broker. Automatic investment allows you to purchase additional shares on a regular basis by authorizing Computershare to electronically debit your checking or savings account each month. Shareholders can deposit certificates to be held on account for safekeeping, request a certificate for shares held on account or transfer shares to others.

Vote-by-Internet

Shareholders may vote their shares via the Internet by following the directions on the reverse side of this card. Votes may be cast via Internet up until 11:59 p.m. on the day before the Annual Meeting.

Internet Account Access

Shareholders may access their accounts on-line at www.computershare.com\equiserve. Through Account Access you will have the ability to view your holdings, request address changes, certify tax identification numbers, and buy or sell shares.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(800) 446-2617
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence, RI 02940-3069	TDD/TYY for Hearing Impaired	(800) 952-9245

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Local Time, on May 24, 2006.

THANK YOU FOR VOTING